Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. ANNOUNCES

RECORD DATE FOR RIGHTS OFFERING

Hamilton, Bermuda, March 12, 2014 - Central European Media Enterprises Ltd. (“CME”) (NASDAQ/Prague Stock Exchange: CETV) announced today that it has fixed 5:00 p.m. New York City time on March 21, 2014 as the record date for determining shareholders entitled to participate in its previously-announced rights offering. Upon commencement of the rights offering, CME will distribute, at no charge to the holders of record of its Class A Common Stock and Preferred Stock (allocated on an as-converted basis), as of the record date referenced above, non-transferable rights for each share of Class A Common Stock and Preferred Stock (allocated on an as-converted basis) owned on the record date.

About CME

CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people. CME broadcasts television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady, bTV Lady+1, Ring.bg and Ring.bg+1), Croatia (Nova TV, Doma, Nova World and Mini TV), the Czech Republic (TV Nova, Nova Cinema, Nova Sport, Fanda, Smichov and Telka), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania, PRO TV Chisinau and Acasa in Moldova), the Slovak Republic (TV Markíza, Doma and Dajto), and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the offering and the expected use of the net proceeds therefrom, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect CME’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, CME disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, new information or other changes. Known material risks, uncertainties and other factors that can affect future results are discussed or incorporated by reference in the registration statement and periodic reports under the Securities Exchange Act of 1934, as amended, filed by CME from time to time with the Securities and Exchange Commission (the “SEC”).

Additional Information Regarding the Proposed Transactions and Certain Participants

On February 28, 2014, CME filed a registration statement on Form S-3 relating to the rights offering (the “Registration Statement”) with the SEC. The Registration Statement has not yet become effective and no securities may be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. CME intends to commence the rights offering promptly after the Registration Statement has been declared effective by the SEC. A copy of the prospectus relating to the rights offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and additional materials relating to the rights offering will be mailed to shareholders of record of CME shortly after the record date. Shareholders will then also be able to obtain a copy of the prospectus from the subscription and information agent for the rights offering.

This Press Release does not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, and there shall not be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

CME has filed with the SEC a preliminary proxy statement in connection with the issuance of the securities described herein as well as certain other matters related to the rights offering and the related transactions. CME and its directors and officers and Time Warner and its employees and affiliates may be deemed to be participants in the solicitation of proxies from CME’s shareholders in connection with the proposals to be set forth in the proxy statement. Information about CME’s directors and executive officers and Time Warner and their ownership of CME’s capital stock will be set forth in the definitive proxy statement to be filed with the SEC by CME.

CME’s shareholders are urged to read the proxy statement when it becomes available because it will contain important information about CME, the issuance of its securities and such other matters. Shareholders may obtain free copies of the proxy statement when it becomes available at the SEC’s website at http://www.sec.gov, at CME’s website at http://www.cme.net or by writing to CME Media Services Limited, Krizeneckeho nam. 1078/5, 152 00 Praha 5, Czech Republic, Attention: Investor Relations. The contents of CME’s website are not incorporated by reference into this Press Release.

For further information, please contact:

Mark Kobal

Head of Investor Relations

Central European Media Enterprises

Krizeneckeho nam. 1078/5

152 00 Praha 5

Czech Republic

+420 242 465 576

mark.kobal@cme.net